              ASSET AND STOCK TRANSFER AND REIMBURSEMENT AGREEMENT

                                     Between

                                NEXTEL WIP CORP.

                                       and

                         NEXTEL PARTNERS OPERATING CORP.






                          Dated as of January 29, 1999




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              ASSET AND STOCK TRANSFER AND REIMBURSEMENT AGREEMENT


         This ASSET AND STOCK TRANSFER AND REIMBURSEMENT AGREEMENT (this "Agreement"), dated as of January 29, 1999, is between Nextel Partners Operating Corp., a Delaware corporation (the "Company"), and Nextel WIP Corp., a Delaware corporation ("NWIP"). Defined terms used in this Agreement have the meanings set forth in Article 1 of the JV Agreement or in Schedule A attached hereto.

                                    RECITALS

         A. Nextel, through its Subsidiaries, operates an iDEN-based wireless communications system through which it provides wireless communications services in various markets throughout the United States. To enhance its ability to provide its customers with greater geographic coverage that is consistent with its existing service, operations and objectives, Nextel, through NWIP, is entering into a contractual joint venture with NPI and its wholly owned Subsidiaries, including the Company.

         B. The agreement of the parties with respect to the formation and operation of the contractual joint venture is set forth in the JV Agreement and various Collateral Agreements. This Agreement is a Collateral Agreement.

         C. NWIP desires to transfer to the Company, and the Company desires to acquire from NWIP, certain assets, properties, rights and interests to be used in connection with the construction and operation of the Company's iDEN-based wireless communications system in the Territory (the "Business"), all upon the terms and conditions and in exchange for the consideration set forth herein.

         In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NWIP and the Company hereby agree as follows:

                                    AGREEMENT

         1.       TRANSFER OF ASSETS AND STOCK.

                  1.1 ASSET TRANSFER. On the terms and subject to the provisions of this Agreement, NWIP hereby transfers, conveys and assigns to the Company, and the Company hereby purchases, accepts and receives, all of NWIP's right, title and interest in and to assets and rights described below (the "Assets"):

                  1.1(a) The owned tangible personal property and equipment used in or relating to the operation of the Business including but not limited to base radios, EBTS, combiners,


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         other digital mobile radio transmission equipment, antennas, antenna dishes, base units, GPS units, tower top amplifiers, controller racks, converters, enclosures, RF distribution racks, test equipment, office furniture and office equipment;

                  1.1(b) The leases for tangible personal property, the subscriber agreements, other contracts and commitments, and other agreements for the purchase or sale of goods or services relating to the Business as identified on Schedule 1.1(b);

                  1.1(c) The billing and accounting records relating to subscribers, the construction plans, site acquisition plans, RF design plans and other records and plans relating exclusively to the Business, customer deposits and prepayments made by customers of the Business, other payables and receivables of the Business and permits relating exclusively to the Business; and

                  1.1(d) The lessee's interest under the leases of real property located in the Territory and used exclusively or acquired to be used exclusively in the Business, together with any improvements owned by NWIP or the lessee and located thereon, as identified on Schedule 1.1(d) (other than Raw Land Leases) (the "Leases") subject to Section
         1.3. At the option of the Company, in lieu of a direct assignment of such leases to Nextel WIP Lease Corp. ("Lease Co.") the Company, NWIP may assign all of such leases to a wholly owned subsidiary of NWIP and transfer the stock of that subsidiary to the Company. To the extent that NWIP is not the holder of the lessee's or sublessee's interests under the Leases, NWIP will cause such lessees or sublessees to execute and deliver assignments of the Leases to the Company or, at the election of the Company, to Lease Co. At the request of the Company, NWIP will execute or cause to be executed confirmatory assignments by the holder or holders of the possessory interests under the Leases being assigned.

                  1.2 EXCLUDED ASSETS. No assets of NWIP, other than the Assets, are transferred to the Company under this Agreement. No assets of any member of the Nextel Group other than NWIP are transferred to the Company under this Agreement. Additionally, the Assets transferred under this Agreement specifically exclude any ownership or lease rights in:

                  1.2(a)   FCC licenses;

                  1.2(b)   Sites and Antenna Sites;

                  1.2(c)   Any assets owned by third parties;

                  1.2(d) Trademarks, service marks, and all other intellectual property owned by NWIP, Nextel or any member of the Nextel Group;

                  1.2(e) Any assets located outside the Territory owned by NWIP, Nextel or any member of the Nextel Group;


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                  1.2(f) Any assets used by NWIP, Nextel or any other member of the Nextel Group in the Territory in businesses other than the Business, including, but not limited to, those used in the operation of analog based communications services; and

                  1.2(g) Any leases of real property located in the Territory and not identified on Schedule 1.1(d).

                  1.3    NONASSIGNABLE RIGHTS.

                  1.3(a) NONASSIGNABILITY. To the extent that any contract, permit, right, lease or agreement enumerated in Section 1.1 cannot be validly assigned, transferred or subleased without the consent or waiver of the issuer thereof or another party thereto or any third person (including a government or governmental unit), or if such assignment, transfer or sublease or attempted assignment, transfer or sublease would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement is not an assignment, transfer or sublease thereof, or an attempted assignment, transfer or sublease thereof.

                  1.3(b) NWIP TO USE BEST REASONABLE EFFORTS. NWIP is not obligated to transfer to the Company any of the Assets described in
         Section 1.3(a) without first having obtained all necessary consents and waivers. Upon request of the Company, NWIP shall use its best reasonable efforts, and the Company shall reasonably cooperate with NWIP, to obtain any consents and waivers necessary to convey or cause to be conveyed to the Company or Lease Co. any of the Assets described in Section 1.3(a). NWIP shall promptly convey to the Company or to Lease Co. at the Company's election any Assets described in Section 1.3(a) for which NWIP has received the necessary consents and waivers. NWIP will not be obligated to pay any additional consideration to the person from whom any consent or waiver is requested unless the Company requests in writing that NWIP make such payment and the parties agree how to share that cost.

                  1.3(c) IF WAIVERS OR CONSENTS CANNOT BE OBTAINED. If, after using its best reasonable efforts, NWIP is unable to obtain any of the necessary consents or waivers described in Section 1.3(a), NWIP shall, as to any particular contract, permit, right, lease or agreement, only with respect to the current term thereof as of the date of this Agreement (i) provide to the Company, to the fullest extent possible, the benefits of any license, permit or approval and of any lease, contract, license or other agreement or commitment, all as referred to in Section 1.3(a), and (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Company. The Company shall promptly pay or reimburse NWIP for all costs and expenses paid by NWIP to the appropriate third party under the terms of such contract, permit, right, lease or agreement. At the end of the current term of any such contract, permit, right, lease or agreement, NWIP shall have no further duties or obligations hereunder with respect to such licenses, permits and approvals and such leases, contracts, licenses and other agreements and commitments and the failure to obtain any necessary consent or waiver with respect thereto will not be a breach of this Agreement.


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                  1.3(d) COMPANY TO PERFORM. To the extent that the Company is provided, pursuant to this Section 1.3, the benefits of any contract, permit, right, lease or agreement (each a "Provided Obligation"), the Company shall perform for the benefit of the issuer thereof or the other party or parties thereto, the obligations of NWIP or of any other member of the Nextel Group thereunder or in connection therewith as such obligations relate to the Business or the Assets. If the Company fails to perform as required by this Section 1.3(d), NWIP will thereafter cease to be obligated under this Section 1.3 with respect of the Provided Obligation that is the subject of the failure to perform until the earliest of the following: (i) the situation is remedied,
         (ii) at the sole option of NWIP, the Company promptly pays or reimburses NWIP for all costs incurred by NWIP during the period of failure of performance, or (iii) NWIP's responsibilities with respect to the Provided Obligation expire under Section 1.3(c). The Company shall indemnify NWIP and hold it harmless from and against any and all loss, cost, damage or expense arising from or related to the Company's failure to perform any Provided Obligation.

                  1.4 On the terms and subject to the provisions of this Agreement, NWIP hereby transfers and sells, and the Company hereby purchases, accepts and receives, all of the capital stock of Nextel WIP Lease Corp., a Delaware corporation ("Lease Co.").

2.       ASSUMPTION OF LIABILITIES.

                  2.1 DISCLOSED LIABILITIES. The Company hereby assumes and agrees to pay, perform and discharge when due the liabilities and obligations of NWIP and of any other member of the Nextel Group, whether primary or secondary, absolute or contingent, direct or indirect, that are identified on Schedule 2.1.

                  2.2 ORDINARY COURSE LIABILITIES. The Company hereby assumes and agrees to pay, perform and discharge when due the liabilities and obligations of NWIP and of any other member of the Nextel Group, whether primary or secondary, absolute or contingent, direct or indirect, that arose or were incurred in the ordinary course of business consistent with the past practice of the Nextel Group in connection with the construction, design or operation of an ESMR Network in the Territory before the date of this Agreement or that arise from the ownership or operation of the Assets including the rent and other charges due under any Raw Land Lease. If there are any such liabilities that relate to a particular asset that were not taken into account in the value of the asset for purposes of the payment under Section 5.1(b) that will be corrected in the True Up.

                  2.3 UNDISCLOSED LIABILITIES. Subject to its indemnity rights under Section 2.4, the Company hereby assumes and agrees to pay, perform and discharge when due the undisclosed liabilities and obligations of NWIP and of any other member of the Nextel Group whether primary or secondary, absolute or contingent, direct or indirect, that arose or were incurred outside the ordinary course of business (including violations of law and breaches of contract) before the date of this Agreement and that arise from the ownership or operation of the Assets (collectively, "Undisclosed Liabilities").

                  2.4      LIMITATION ON COMPANY LIABILITY.

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                  2.4(a) The maximum aggregate liability of the Company and its subsidiaries for Undisclosed Liabilities is $1.5 million, and NWIP hereby agrees to defend, indemnify and hold the Company and its subsidiaries harmless from and against any Undisclosed Liabilities in excess of $1.5 million. To make a claim for indemnification under this
         Section 2.4, the Company must provide written notice to NWIP, within 180 days after the date of this Agreement, describing in reasonable detail (to the extent known) each Undisclosed Liability for which indemnification is sought, including the nature and amount thereof, all relevant parties and their relationships to the Assets, and copies of any relevant documents. Promptly after receiving any additional information about any claim made hereunder, the Company will forward such information to NWIP. NWIP shall pay the Company the amount of any such Undisclosed Liability (in excess of $1.5 million) in cash within 20 days after receipt of any such notice. Any dispute under this
         Section 2.4 shall be resolved under the dispute resolution procedures set forth in Article 12 of the JV Agreement.

                  2.4(b) The Company's right of indemnification under this
         Section 2.4 relates only to Undisclosed Liabilities and is limited to any claims made before the date that is 180 days from the date of this Agreement. If any such claim for indemnification is asserted by the Company, it may be made only in the manner and during the 180-day period provided in Section 2.4(a). Indemnification may not be sought under this Section 2.4 for any liabilities or obligations other than Undisclosed Liabilities. Once the 180-day period expires, this right of indemnification is then extinguished, and the Company may make no further claims for indemnification regarding any liabilities (whether undisclosed or otherwise) relating to the Assets against NWIP or any other member of the Nextel Group except for continuing claims for Undisclosed Liabilities for which the Company gave the notice required by Section 2.4(a) within the 180-day period. If the Company fails to make a claim for indemnification in compliance with this Section 2.4 within 180 days after the date of this Agreement, then this right of indemnification will immediately expire and the Company may make no claim for indemnification regarding any liabilities (whether undisclosed or otherwise) relating to the Assets against NWIP or any other member of the Nextel Group.

                  2.5 SUBROGATION OF COMPANY. The Company is subrogated to all rights of NWIP and any other subsidiary of Nextel under any insurance policies covering any liabilities assumed by the Company under this Article 2 and with respect to such assumed liabilities, shall be named as an additional insured under any such policies, and any proceeds of any such policies that are received by NWIP or any other subsidiary of Nextel in respect of any such liability shall be held in trust for the benefit of the Company. NWIP will use its best reasonable efforts to ensure such subrogation of the Company. The Company may assert any counterclaim of NWIP or of any other subsidiary of Nextel so long as the counterclaim relates only to the Assets or the Business and does not relate to any other business of any member of the Nextel Group in or outside the Territory or to any assets retained by any other member of the Nextel Group.


                  2.6 LIABILITIES ARISING AFTER THE CLOSING. The Company is responsible for all liabilities and obligations relating to the Assets, whether known or unknown, primary or

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secondary, absolute or contingent, direct or indirect, that arise or are incurred on or after the date of this Agreement.

                  2.7 RAW LAND LEASES. Notwithstanding anything in this Agreement to the contrary, if the Company has not requested that NWIP build towers on any parcel of real property covered by a Raw Land Lease within two years after the date hereof, then on the second anniversary of this Agreement,
(i) each such Raw Land Lease will be transferred to the Company by NWIP, and
(ii) upon notice to the Company of any such transfer, the Company will be irrevocably bound (x) to immediately assume all obligations and rights of NWIP thereunder (other than liabilities that are not the responsibility of the Company under this Article 2) and (y) to promptly reimburse NWIP (upon presentation by NWIP of reasonable supporting detail) for any and all actual costs and expenses incurred by NWIP or any member of the Nextel Group in maintaining or performing under each such Raw Land Lease from date of this Agreement through the date NWIP receives reimbursement from the Company in full for such costs and expenses. Any payments with respect to the transfer to the Company of any Raw Land Leases pursuant to this Section 2.7, although not disclosed on Schedule 2.1, will be treated as disclosed liabilities under
Section 2.1 and will not be subject to (or reduce the amount of the funds available for indemnity under) Section 2.4.

         3.       PERSONNEL MATTERS.

                  3.1 RETAINED LIABILITIES. Subject to reimbursement as contemplated or provided herein, NWIP (or another member of the Nextel Group) will retain responsibility for salary, wages, benefits and applicable withholding taxes for its employees engaged in the Business through the date of this Agreement.

                  3.2 COMPANY OBLIGATIONS. The Company has identified on
Schedule 3.2 the employees of NWIP (or of any other Nextel subsidiary) engaged in the Business who will be offered employment by the Company or its subsidiaries on the date of this Agreement. Each such individual will receive credit under employee benefit plans and programs of the Company (and any plans of its subsidiaries or parent in which such employee participates) for service with Nextel or its subsidiaries through the date of this Agreement. Each such individual will be offered medical insurance coverage under any such medical insurance plans without exclusion for any pre-existing illness or condition.

                  3.3      NWIP OBLIGATIONS.

                  3.3(a) After the date hereof and until the termination of that portion of the Transition Services Agreement related to Human Resources (the "Transition Period"), the employees listed on Schedule 3.2 will remain on the medical, dental, vision, long and short term disability, accidental death, dismemberment, benefit plans that are currently in place for such employees of the relevant members of the Nextel Group. During the Transition Period, the Company will pay to NWIP the transition services fees set forth in the Transition Services Agreement and a benefits premium for each such employee equal to a premium the Company would pay for each such employee under a fully-insured medical, dental, vision, long and short term disability, accidental death, dismemberment,

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         benefits program provided by a third party provider. During the
         Transition Period, NWIP will pay all legitimate medical, dental and vision claims for all of the transferred employees who are covered by such benefits in accordance with NWIP's or Nextel's existing policies and procedures.

                  3.3(b) As of the date hereof, the Nextel Group has modified its employee stock option plan to allow the stock options granted under such plan to the transferred employees as of the date hereof to continue to vest for so long as the transferred employees remain employed by the Company.

                  3.3(c) Each employee that is listed on Schedule 3.2 as being on long or short term disability or leave of absence as of the date hereof, shall, after the date hereof, remain an employee of the member of the Nextel Group with which he or she is presently employed until such time, if ever, as he or she returns to full-time employment. At that time, and subject to the last sentence of this Section 3.3(c), the parties will take all appropriate and necessary actions to transfer such employee to the Company. Each such employee will be offered employment with the Company with a salary and benefits package substantially the same as the benefits package such employee had with its former Nextel Group employer. Any such employee who does not return to full-time employment with NWIP within 90 days of the date hereof shall not be offered employment with the Company.

         4.       REPRESENTATIONS AND WARRANTIES.

                  4.1 ASSETS. NWIP represents and warrants to the Company that as of the date of this Agreement, it (or, in the case of any leases of real property constituting Assets, one or more of its affiliates) has good and marketable title to the Assets free and clear of all Liens other than Permitted Liens. EXCEPT AS OTHERWISE STATED IN THIS SECTION 4.1, (i) THE ASSETS ARE TRANSFERRED TO THE COMPANY AS IS, WHERE IS, AND
         (ii) NWIP DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  4.2 STOCK. NWIP represents and warrants to the Company that Lease Co. was incorporated on January 21, 1998 in the State of Delaware solely for the purpose of effectuating the transfer of certain leases to the Company under this Agreement and as contemplated by the Transaction Documents (as defined in the JV Agreement), and, as of the date hereof, has not conducted any business or entered into any agreements or commitments except with respect to the foregoing and, as of the date hereof, has no obligations or liabilities other than
         (i) those arising under, or contemplated by, the Transaction Documents or the Financings, and (ii) other miscellaneous immaterial obligations and liabilities that in the aggregate collectively amount to less than $10,000. NWIP has furnished to the Company a true and correct copy of the certificate of incorporation and by-laws of Lease Co. as in effect on the date hereof. As of the date hereof, the authorized capital stock of Lease Co. consists of 100 shares of common stock,

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         and immediately following the execution hereof, the outstanding capital stock of Lease Co. will be 100 shares of common stock, all of which shares have been duly and validly authorized, and are fully paid and nonassessable. As of the date hereof, NWIP owns all the outstanding capital stock of Lease Co. free and clear of any Liens and Lease Co.
         has no subsidiaries. Except as set forth in this Section 4.2, there are, and immediately after the date hereof there will be, no outstanding (i) shares of capital stock or voting securities of Lease Co., (ii) securities of Lease Co. convertible into or exchangeable for shares of capital stock or voting securities of Lease Co.,
         (iii) options or other rights to acquire from Lease Co., or other obligation of Lease Co. to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Lease Co., or (iv) obligation of Lease Co. to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in (i), (ii), or (iii).

         5.       PAYMENT AND ADJUSTMENTS.

                  5.1 PAYMENT. The Company shall pay to NWIP upon execution and delivery hereof (the "Closing") the amount of $ 132,582,655 payable in immediately available funds by wire transfer to an account designated by NWIP in writing for this purpose. This payment (the "Closing Date Payment") is the sum of the following:

                  (a) $13,942,878 as reimbursement for certain costs and expenses; plus

                  (b) $118,639,777 as payment for the Stock and all of the other Assets.

The parties acknowledge that this payment does not include all amounts that NWIP is entitled to be reimbursed under Section 8.06(a) of the Shareholders' Agreement and those amounts will be settled in accordance with a schedule and process to be agreed to by the Company and NWIP promptly following the closing.

                  5.2 POST-CLOSING ADJUSTMENT. The Closing Date payment is subject to a post-closing adjustment as set forth in Schedule 5.2.

                  5.3 TAXES. The Company must pay sales and use taxes and NWIP must pay transfer taxes relating to or arising from the transfer of the Assets and Stock to the Company.

         6.       MISCELLANEOUS.

                  6.1 FURTHER ASSURANCES.

                  6.1(a) After the date of this Agreement, NWIP shall, from time to time, at the Company's request, execute and deliver to the Company such other instruments of conveyance and transfer and take such other action as the Company may reasonably request to more effectively transfer, assign, deliver and vest in the Company title to and possession of the Assets as provided in this Agreement or otherwise to consummate the transactions contemplated by this Agreement. After the date of this Agreement, the

         Company shall from time to time, at NWIP's request, execute and deliver such other instruments of assumption and take such other action as NWIP may reasonably request to more effectively assume the Assumed Liabilities or otherwise to consummate the transactions contemplated by this Agreement.

                  6.1(b) After the date of this Agreement, if NWIP learns of agreements or permits that were used or acquired for use exclusively in connection with the Business in the Territory, NWIP may identify them in writing to the Company and the Company will, if such agreement or permit does not conflict with obligations undertaken by the Company, assume the new agreement as an additional Assumed Liability hereunder.

                  6.1(c) After the date of this Agreement, if NWIP learns of Assets that were used or acquired for use exclusively in connection with the Business in the Territory and were not transferred to the Company on the date hereof, NWIP will identify them in writing to the Company, and the Company may, if such Asset does not conflict with obligations undertaken by the Company, accept such Assets as additional Assets hereunder. Any consent required for the assignment of any such Asset to the Company shall be obtained by and at the expense of NWIP.

                  6.2 WAIVER OF BULK SALES COMPLIANCE. To the extent they apply, the Company waives compliance by NWIP with the provisions of the "bulk sales" law of any state including, without limitation, the provisions of Article 6 of the Uniform Commercial Code as enacted in any applicable state.

                  6.3 CHOICE OF LAW. This Agreement shall be governed by New York law, without regard to choice of law rules that would result in the application of another state's law.

                  6.4 EXCUSABLE DELAY/TIME EXTENSION. Where performance by any party to this Agreement is delayed by reason of an Excusable Delay (as defined in the JV Agreement), the time for performance, and any otherwise applicable time limit, schedule or deadline, shall be extended for a period of time equal to the period of Excusable Delay.

                  6.5 AMENDMENTS. This Agreement may be amended only by a writing executed by the parties.

                  6.6 ENTIRE AGREEMENT. This Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties, including but not limited to the Memorandum of Agreement, dated as of May 1, 1998, among Wireless Investment Partners, L.L.C., NWIP and Nextel, as amended.

                  6.7 NOTICES. Any notice, request or other communication required or permitted hereunder must be in writing and is given: (a) when received if personally delivered; (b) 12 hours after being sent by telecopy, with confirmed answerback; or (c) 1 business day after being sent by priority delivery by established overnight courier, to the parties at their respective addresses set forth below.

                  To NWIP:                  Nextel WIP Corp.
                                            1505 Farm Credit Drive
                                            McLean, VA  22102
                                            Attention:  General Counsel
                                            Telecopy:  (703) 394-3896

                  With a copy to:           Jones, Day, Reavis & Pogue
                                            North Point
                                            901 Lakeside Avenue
                                            Cleveland, Ohio 44114
                                            Attention:  Jeanne M. Rickert
                                            Telecopy:  (216) 579-0212

                  To the Company:           Nextel Partners Operating Corp.
                                            4500 Carillon Point
                                            Kirkland, WA  98033
                                            Attention:  General Counsel
                                            Telecopy:  (425) 828-8098

                  With a copy to:           Friedman Kaplan & Seiler LLP
                                            875 Third Avenue
                                            New York, NY  10022
                                            Attention:  Gary D. Friedman
                                            Telecopy:  (212) 355-6401

Any party by written notice to the others given in accordance with this Section
6.7 may change the address or the persons to whom notices or copies thereof are to be directed.

                  6.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

                  6.9 WAIVER. Except as otherwise provided in this Agreement, any party may waive, in writing, compliance by the other parties thereto (to the extent such compliance is for the benefit of the party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement (except as may be imposed by law). Any waiver by any party of any violation of, breach of, or default under, any provision of any of this Agreement, by any other party will not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of, or default under, any other provision of this Agreement.

                  6.10 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or may be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies hereunder.

                  6.11 SEVERABILITY. If any provision of this Agreement or the application of such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. The parties will, to the extent lawful and practicable, use their best reasonable efforts to enter into arrangements to reinstate the intended benefits of any provision held invalid, illegal or unenforceable.

                  6.12    CONSTRUCTION.

                  6.12(a) Words used in this Agreement, regardless of the number or gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. The parties hereto have participated equally in the drafting of this Agreement and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provision of this Agreement.

                  6.12(b) The schedules and exhibits attached to this Agreement are incorporated herein and are part of this Agreement for all purposes. Unless otherwise stated, any reference in this Agreement to an exhibit, section or schedule is to an exhibit, section or schedule of this Agreement.

                  6.12(c) The headings in this Agreement are solely for convenience of reference and are not to be given any effect in the construction or interpretation of this Agreement.

                  6.13 AGREEMENT. This Agreement is one of the Collateral Agreements identified in the JV Agreement. Accordingly, certain provisions of the JV Agreement by their terms apply to this Agreement, including, without limitation, Section 2.6, Article 12, and Section 13.2, and Section 13.10.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.


                                 NEXTEL WIP CORP.

                                 By: /s/ Alan Strauss
                                    ------------------------------------------
                                 Name:  Alan Strauss
                                 Title: Vice President

                                 NEXTEL PARTNERS OPERATING CORP.

                                 By: /s/ John Chapple
                                    ------------------------------------------
                                 Name:  John Chapple
                                 Title: President and Chief Executive Officer



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